UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 26, 2009

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 26, 2009, El Paso Electric Company (the “Company”) completed a refunding transaction related to an aggregate principal amount of $100,600,000 in pollution control indebtedness.

As part of the refunding, Maricopa County, Arizona Pollution Control Corporation (the “Issuer”) issued and sold $63,500,000 principal amount of Pollution Control Refunding Revenue Bonds, 2009 Series A (El Paso Electric Company Palo Verde Project) (the “2009 Series A Bonds”) and $37,100,000 principal amount of Pollution Control Refunding Revenue Bonds, 2009 Series B (El Paso Electric Company Palo Verde Project) (the “2009 Series B Bonds” and together with the 2009 Series A Bonds, the “Bonds”). Each series of Bonds is governed by a separate Indenture of Trust each dated as of March 1, 2009 (each, an “Indenture” and collectively, the “Indentures”), by and between the Issuer and Union Bank, N.A., as trustee. The 2009 Series A Bonds (i) bear interest at an annual rate of 7.25%, (ii) will mature on February 1, 2040, (iii) are unsecured obligations, and (iv) are not supported by any credit enhancement facility. The 2009 Series B Bonds (i) bear interest at an annual rate of 7.25%, (ii) will mature on April 1, 2040, (iii) are unsecured obligations, and (iv) are not supported by any credit enhancement facility.

The 2009 Series A Bonds were issued to provide funds, together with other moneys available from the Company, necessary to redeem and refund the Issuer’s Pollution Control Refunding Revenue Bonds, 2005 Series B (El Paso Electric Company Palo Verde Project) in the aggregate principal amount of $63,500,000 (the “2005 Series B Bonds”). The 2009 Series B Bonds were issued to provide funds, together with other moneys available from the Company, necessary to redeem and refund the Company’s Pollution Control Refunding Revenue Bonds, 2005 Series C (El Paso Electric Company Palo Verde Project) in the aggregate principal amount of $37,100,000 (the “2005 Series C Bonds” and, together with the 2005 Series B Bonds, the “Prior Bonds”). The Prior Bonds were in auction rate mode with interest rates reset weekly. As of March 19, 2009, the interest rates associated with the 2005 Series B Bonds and the 2005 Series C Bonds were 8.00% and 9.15%, respectively.

The Issuer will be obligated to pay the principal of, premium, if any, and interest on each series of Bonds solely out of moneys held in trust under the applicable Indenture and the receipts and revenues of the Issuer under separate Loan Agreements each dated as of March 1, 2009, between the Company and the Issuer (the “Loan Agreements”). Under each Indenture, the receipts and revenues from the Company pursuant to the related Loan Agreement have been pledged to the applicable trustee as security, equally and ratably, for the payment of the principal of, premium, if any, and interest on the related series of Bonds. The payments required to be made by the Company pursuant to each Loan Agreement are sufficient, together with other funds available for such purpose, to pay the principal of, premium, if any, and interest on the related series of Bonds. The obligations of the Company to make payments under each Loan Agreement will not be secured by any facilities or a pledge of any securities or any other property of the Company.

Each Loan Agreement contains standard representations, covenants and events of default for facilities of this type, including acceleration of indebtedness upon certain events of default. Events of default under each Loan Agreement include (i) a failure by the Company to make when due any payment under such Loan Agreement, which failure results in an event of default by the Issuer related to a payment of principal or interest when due under the related Indenture; (ii) a failure by the Company to pay when due any other payment required under such Loan Agreement or to observe and perform any other covenant, condition or agreement, subject to certain conditions; (iii) certain bankruptcy or insolvency-related conditions relating to the Company; and (iv) the occurrence and continuance of an event of default under the related Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

El Paso Electric Company

Dated: March 26, 2009	By:	/s/ GARY D. SANDERS
	Name:	Gary D. Sanders
	Title:	Senior Vice President and General Counsel

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